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        (LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.)

FOR IMMEDIATE RELEASE                                              EXHIBIT 99.1

                IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT
             CORP. ANNOUNCES INCREASE IN MERGER CONSIDERATION AND
                         INTERNALIZATION OF MANAGEMENT


LOS ANGELES, CALIFORNIA, October 25, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) reported today that the merger consideration pursuant to the Company's merger agreement with Imperial Credit Industries, Inc. (Nasdaq: ICII) has increased from $11.50 cash per share to approximately $11.57 cash per share. The merger consideration increase results from an appraisal process performed in connection with the valuation of the termination fee payable by the Company to Imperial Credit Commercial Asset Management Corp. (the "Manager"), a wholly-owned subsidiary of ICII, upon the termination or expiration of the management agreement. The merger agreement between the Company and ICII provides that if the appraisal process were to value the termination fee at less than $35 million, then the difference between $35 million and the appraised value of the termination fee would be paid to the Company's stockholders upon the closing of the proposed merger as an increase in the merger consideration. The appraisal process was completed on October 22, 1999 and valued the termination fee at $33 million. Under the merger agreement, the $2 million difference will result in an increase in the merger consideration of approximately $0.07 per share.

The Company also reported today that its management agreement with the Manager expired at the close of business on October 22, 1999, and the Company has internalized its management. The Company, with the consent of the Manager, has hired all of the Manager's employees to run the Company's operations on an internalized basis. This internalization of management should have no effect on the Company's operations other than to decrease the cost of managing the Company as compared to the asset management fee that the Company previously paid to the Manager under the management agreement.

Mark S. Karlan, President and Chief Executive Officer of the Company, stated "We are on track to complete the proposed merger with ICII in early 2000. The internalization of the management function should proceed without any disruption to the Company's operations or to the proposed merger."

Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, real property and commercial mortgage-backed securities.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking
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statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should,"
"expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, the other risks detailed in the Company's Registration Statement on Form S-11 as amended, filed with the SEC, periodic reports on Forms 10-Q, 8-K and 10-K and any amendments with respect thereto filed with the SEC, and other filings made by the Company with the SEC.

For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906.